EXHIBIT 10.26
WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Warrant Agreement”), dated as of [●], 2015, is entered into by and between WaferGen Bio-systems, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WHEREAS, the Company is engaged in a public offering (the “Offering”) of (i) Class A Units (the “Class A Units”) consisting of shares of the Company’s Common Stock and warrants to purchase shares of the Company’s Common Stock and (ii) Class B Units (the “Class B Units”) consisting of shares of the Company’s Series 2 Convertible Preferred Stock and warrants to purchase shares of the Company’s Common Stock and, in connection therewith, has determined to issue and deliver up to [●] Warrants (the “Warrants”) to the public investors, each of such Warrants evidencing the right of the holder thereof to purchase one share of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) for $[●], subject to adjustment as described herein;

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1, No.  333-206397 (as the same may be amended from time to time, the “Registration Statement”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”) of, among other securities, the Warrants and the Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), and such Registration Statement was declared effective on [●], 2015;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants (each, a “Holder”); and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid and binding obligations of the Company, and to authorize the execution and delivery of this Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.           Appointment of Warrant Agent.  The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Warrant Agreement.

2.           Warrants.

2.1           Form of Warrant.  Each Warrant shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein, and shall be signed by, or bear the facsimile signature of, the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or Assistant Secretary of the Company.  In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.  All of the Warrants shall initially be represented by one or more book-entry certificates (each a “Book-Entry Warrant Certificate”).

For purposes of this Agreement, the term “person” (whether or not capitalized) means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

2.2           Effect of Countersignature.  Unless and until countersigned by the Warrant Agent pursuant to this Warrant Agreement, a Warrant shall be invalid and of no effect and may not be exercised by a Holder.

2.3           Registration.

2.3.1           Warrant Register.  The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of the original issuance and the registration of any transfer of the Warrants.  Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective Holders in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. To the extent the Warrants are DTC eligible as of the Issuance Date, all of the Warrants shall be represented by one or more Book-Entry Warrant Certificates deposited with the Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., a nominee of the Depository. Ownership of beneficial interests in the Book-Entry Warrant Certificates shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by the Depository or its nominee for each Book-Entry Warrant Certificate; (ii) by institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a “Participant”); or (iii) directly on the book-entry records of the Warrant Agent with respect only to owners of beneficial interests that represent such direct registration.

If the Warrants are not DTC Eligible as of the Issuance Date or the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent to make other arrangements for book-entry settlement within ten (10) Business Days after the Depository ceases to make its book-entry settlement available. In the event that the Company does not make alternative arrangements for book-entry settlement within ten (10) Business Days or the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to the Depository definitive warrant certificates in physical form evidencing such Warrants (the “Definitive Warrant Certificates”; each of the Book-Entry Warrant Certificates and the Definitive Warrant

Certificates is referred to herein as a “Warrant Certificate”). Such Definitive Warrant certificates shall be in substantially the form attached hereto as Exhibit A.

As used in this Warrant Agreement, the term “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

2.3.2           Beneficial Owner; Registered Holder.  Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“registered holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Definitive Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Any person in whose name ownership of a beneficial interest in the Warrants evidenced by a Book-Entry Warrant Certificate is recorded in the records maintained by the Depository or its nominee shall be deemed the “beneficial owner” thereof; provided, that all such beneficial interests shall be held through a Participant which shall be the registered holder of such Warrants. As used in this Warrant Agreement, the term “Holder” refers only to a registered holder of the Warrants.

2.4           Uncertificated Warrants.  Notwithstanding the foregoing and anything else in this Warrant Agreement to the contrary, the Warrants may be issued in uncertificated form.

3.           Terms and Exercise of Warrants.

3.1           Exercise Price.  Each Warrant shall, when countersigned by the Warrant Agent, entitle the Holder, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $[●] per share, subject to the subsequent adjustments provided in Section 4 hereof. The term “Exercise Price” as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised.

3.2           Duration of Warrants.  A Warrant may be exercised only during the period (“Exercise Period”) commencing on the Issuance Date and terminating at 5:00 p.m., New York City time on [●], 2020 (the “Expiration Date”).  Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date.

3.3           Exercise of Warrants.

3.3.1           Exercise and Payment.  A Holder may exercise a Warrant by delivering, not later than 5:00 p.m., New York City time, on any Business Day during the Exercise Period (the “Exercise Date”) to the Warrant Agent at its corporate trust department a duly executed facsimile copy of an election to purchase Warrant Shares underlying such Warrant in the form included on the reverse side of the applicable Warrant Certificate (an “Election to Purchase”).  Within three (3) Trading Days following the date of exercise as aforesaid, the applicable Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Election to

Purchase by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 3.3.9 below is specified in the applicable Election to Purchase. No ink-original Election to Purchase shall be required.  Unless Warrant Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the exercising Holder, no medallion guarantee (or other type of guarantee or notarization) of any Election to Purchase form shall be required.  Notwithstanding anything herein to the contrary, a Holder shall not be required to physically surrender such Holder’s Warrant Certificate to the Company until such Holder has purchased all of the Warrant Shares available thereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender such Holder’s Warrant Certificate to the Company for cancellation within three (3) Trading Days of the date that the final Election to Purchase is delivered to the Company. Partial exercises of any Warrant resulting in purchases of a portion of the total number of Warrant Shares available thereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable thereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Election to Purchase within one (1) Business Day of receipt of such notice.

The term “Trading Day” means a day on which the principal Trading Market is open for trading.  The term “Trading Market” means any of the following U.S. markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE, NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market (or any successors to any of the foregoing).

The Warrant Agent shall promptly deposit all funds received by it in payment of the Exercise Price in the account of the Company maintained with the Warrant Agent for such purpose and shall advise the Company via telephone at the end of each day on which funds for the exercise of the Warrants are received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

3.3.2           Issuance of Certificates.  The Warrant Agent shall, by 11:00 a.m. New York City time on the Business Day following the Exercise Date of any Warrant, advise the Company or the transfer agent and registrar in respect of (a) the number of Warrant Shares issuable upon such exercise in accordance with the terms and conditions of this Warrant Agreement, (b) the instructions of each Holder with respect to delivery of the Warrant Shares issuable upon such exercise, and the delivery of Definitive Warrant Certificates, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise and (c) in case of a Book-Entry Warrant Certificate, the notation that shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise.

The Company shall, by 5:00 p.m., New York City time, on the third Business Day next succeeding the Exercise Date of any Warrant and the clearance of the funds in payment of the aggregate Exercise Price, execute, issue and deliver to the Warrant Agent, the Warrant Shares to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder. Upon receipt of such Warrant Shares, the Warrant

Agent shall, by 5:00 p.m., New York City time, on the third Business Day next succeeding such Exercise Date, transmit such Warrant Shares to, or upon the order of, such Holder.

In lieu of delivering physical certificates representing the Warrant Shares issuable upon exercise of any Warrants, provided the Company’s transfer agent is participating in the Depository’s Fast Automated Securities Transfer (FAST) program, the Company shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the Depository by crediting the account of the Depository or of the Participant, as the case may be, through its Deposit Withdrawal Agent Commission system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described in this Warrant Agreement.

3.3.3           Rescission Rights.  If the Company fails to cause the Warrant Agent to transmit to any Holder the Warrant Shares by the third Business Day following the Exercise Date, then such Holder will have the right to rescind such exercise.

3.3.4           Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise.  In addition to any other rights available to a Holder, if the Company fails to cause the Warrant Agent to transmit to any Holder the Warrant Shares pursuant to an exercise on or before the third Business Day following the Exercise Date, and if after such date such Holder is required by its broker to purchase (in an open market transaction or otherwise) or such Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Warrant Shares which such Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to such Holder the amount, if any, by which (x) such Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to such Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of such Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if a Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay such Holder $1,000. Each applicable Holder shall provide the Company written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

3.3.5           Valid Issuance.  All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Warrant Agreement shall be validly issued, fully paid and nonassessable.

3.3.6           No Fractional Exercise. Warrants may be exercised only in whole numbers of Warrant Shares. No fractional Warrant Shares are to be issued upon the exercise of a Warrant, but rather the number of Warrant Shares to be issued shall be rounded up or down, as applicable, to the nearest whole number. If fewer than all of the Warrants evidenced by a Definitive Warrant Certificate are exercised, a new Definitive Warrant Certificate for the number of unexercised Warrants remaining shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of this Warrant Agreement, and delivered to the Holder at the address specified on the books of the Warrant Agent or as otherwise specified by such Holder. If fewer than all of the Warrants evidenced by a Book-Entry Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of the Warrants remaining after such exercise.

3.3.7           No Transfer Taxes. The Company shall not be required to pay any stamp or other tax or governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Shares upon the exercise of Warrants; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Shares until such tax or other charge shall have been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due.

3.3.8           Date of Issuance.  Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the applicable Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of any such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.3.9           Optional Cashless Exercise.  If at any time during the term of this Warrant there is no effective Registration Statement registering, or no current prospectus available for, the issuance or resale of the Warrant Shares by the registered holder, then this Warrant may also be exercised at such time by means of a “cashless exercise” in which the registered holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)           = the VWAP (as defined below) on the Trading Day immediately preceding the date of such election;

(B)           = the Exercise Price of this Warrant, as adjusted; and

(X)           = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

The term “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market (as defined below), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (Eastern time), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Warrant Agent and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

3.3.10           Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the registered holder the number of Warrant Shares that are not disputed.

3.3.11           Limitations on Exercise. Neither the Warrant Agent nor the Company shall effect any exercise of any Warrant, and a registered holder shall not have the right to exercise any portion of a Warrant to the extent that after giving effect to the issuance of Warrant Shares after exercise as set forth on the applicable Election to Purchase, such Holder (together with such Holder’s affiliates (as defined in Rule 405 under the Securities Act), and any other person or entity acting as a group together with such Holder or any of such Holder’s affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3.3.11, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by each Holder that neither the Warrant Agent nor the Company is representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3.3.11 applies, the determination of whether a Warrant is exercisable (in relation to other securities owned by a Holder together with any Affiliates) and of which portion of a Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of an Election to Purchase shall be deemed to be such Holder’s determination of whether such Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which portion of a Warrant is exercisable, and neither the Warrant Agent nor the Company shall have any obligation to verify or confirm the accuracy of such determination and neither of them shall have any liability for any error made by such Holder. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3.3.11, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. The provisions of this Section 3.3.11 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6 to correct this subsection (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor Holder.

The “Beneficial Ownership Limitation” means (i) with respect to any Warrant included in the Class A Units, 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of such Warrant and (ii) with respect to any Warrant included in the Class B Units, 9.98% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of such Warrant.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

The Holder, upon not less than sixty one (61) days’ prior notice to the Company and the Warrant Agent, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.98% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the applicable Warrant held by such Holder and the provisions of this Section 3.3.11 shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and the Warrant Agent. The provisions of this Section 3.3.11 shall be construed, corrected and implemented in a manner so as to effectuate the intended Beneficial Ownership Limitation herein contained. The limitations contained in this paragraph shall apply to a successor Holder of any Warrant.

4.           Adjustments.

4.1           Stock Dividends and Splits. If the Company, at any time while any of the Warrants is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any Warrant Shares issued pursuant to this Warrant Agreement or any of the Warrants), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of Warrant Shares shall be proportionately adjusted such that the aggregate Exercise Price of each Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 4.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. The Company shall promptly notify Warrant Agent of any such adjustment and give specific instructions to Warrant Agent with respect to any adjustments to the Warrant Register.

4.2           Subsequent Rights Offerings.  In addition to any adjustments pursuant to Section 4.1 above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that any Holder’s right to participate in any such Purchase Right would result in such Holder exceeding the Beneficial Ownership Limitation, then such Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Beneficial Ownership Limitation).

4.3           Pro Rata Distributions.  During such time as any of the Warrants is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the Issuance Date, then, in each such case, each Holder shall be entitled to participate in such Distribution to the same extent that such Holder would have participated therein if such Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that any Holder’s right to participate in any such Distribution would result in such Holder exceeding the Beneficial Ownership Limitation, then such Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Beneficial Ownership Limitation).

4.4           Fundamental Transaction.  If, at any time while the Warrants are outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange (other than as a result of a dividend, subdivision or combination covered by Section 4.1) pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of a Warrant, each Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 3.3.11 on the exercise of such Warrant), the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Warrant Shares for which each Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 3.3.11 on the exercise of such Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or other property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration that such Holder receives upon any exercise of each Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”), to assume in writing all of the obligations of the Company under this Warrant Agreement in accordance with the provisions of this Section 4.3 pursuant to written agreements and shall, upon the written request of such Holder and without regard to any limitation in Section 3.3.11 on the exercise of such Warrant, deliver to such Holder in exchange for the applicable Warrants created by this Warrant Agreement a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Warrants which are exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity), if any, plus any Alternate Consideration, receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Warrants are exercisable immediately prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of capital stock, if any, plus any Alternate Consideration (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of such Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant Agreement and the Warrants referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant Agreement and the Warrants with the same effect as if such Successor Entity had been named as the Company herein and therein.

The Company shall instruct the Warrant Agent to mail, by first class mail, postage prepaid, to each Holder, written notice of the execution of any such amendment, supplement to this Warrant Agreement and/or the Warrants or other agreement. Any such amendment, supplement or other agreement entered into by the Successor Entity shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The Warrant Agent shall be under no responsibility to determine the correctness of any provisions contained in such amendment, supplement or other agreement relating either to the kind or amount of securities or other property receivable upon exercise of the Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such amendment, supplement or other agreement. The provisions of this Section 4.3 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and conveyances of the kind described above.

4.5           Other Events.  If any event occurs of the type contemplated by the provisions of Section 4.1, 4.2 or 4.3 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features to all holders of Common Stock for no consideration), then the Company’s Board of Directors will in good faith make an adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of each Holder.

4.6           Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to each Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  A Holder shall remain entitled to exercise its Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

4.7           Notices of Changes in Warrant.  Upon every adjustment of the Exercise Price or the number of Warrant Shares, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2 or 4.3, then, in any such event, the Company shall give written notice to each Holder, at the last address set forth for such Holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.8           No Fractional Shares.  Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, a Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up or down, as applicable, to the nearest whole number the number of Warrant Shares to be issued to such Holder.

4.9           Form of Warrant.  The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Warrant Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.10           Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

5.           Transfer and Exchange of Warrants.

5.1           Registration of Transfer.  The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2           Procedure for Surrender of Warrants.  Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer reasonably acceptable to Warrant Agent, duly executed by the Holder thereof, or by a duly authorized attorney, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or in any Book-Entry Warrant Certificate, each Book-Entry Warrant Certificate may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository; provided further, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.3           Fractional Warrants.  The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant Certificate for a fraction of a Warrant.

5.4           Service Charges.  No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5           Warrant Execution and Countersignature.  The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Warrant Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6.           Other Provisions Relating to Rights of Holders of Warrants.

6.1           No Rights as Stockholder.  Except as otherwise specifically provided herein, a Holder, solely in its capacity as an owner of a Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant Agreement be construed to confer upon a Holder, solely in its capacity as the owner of a Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of a Warrant. For the avoidance of doubt, ownership of a Warrant does not entitle the Holder or any beneficial owner thereof to any of the rights of a stockholder.

6.2           Lost, Stolen, Mutilated, or Destroyed Warrants.  If any Warrant is lost, stolen, mutilated or destroyed, the Company and the Warrant Agent may, on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

6.3           Reservation of Common Stock.  The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement.

7.           Concerning the Warrant Agent and Other Matters.

7.1           Payment of Taxes.  The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

7.2           Resignation, Consolidation, or Merger of Warrant Agent.

7.2.1           Appointment of Successor Warrant Agent.  The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) calendar days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) calendar days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the Holder (who shall, with such notice, submit such Holder’s Warrants for inspection by the Company), then such Holder may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent, the expenses of which shall be paid by the Company. Any successor Warrant Agent (but not including the initial Warrant Agent), whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City of New York and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.2.2           Notice of Successor Warrant Agent.  In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

7.2.3           Merger or Consolidation of Warrant Agent.  Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Warrant Agreement without any further act.

7.3           Fees and Expenses of Warrant Agent.

7.3.1           Remuneration.  The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

7.3.2           Further Assurances.  The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

7.4           Liability of Warrant Agent.

7.4.1           Reliance on Company Statement.  Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President, Chief Executive Officer or Chief Financial Officer of the Company and delivered to the Warrant Agent.  The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Warrant Agreement.

7.4.2           Indemnity.  The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith.  The Company agrees to indemnify the

Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

7.4.3           Exclusions.  The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agreement or with respect to the validity or execution of any Warrant (except its countersignature hereof and thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares to be issued pursuant to this Warrant Agreement or any Warrant or as to whether any Warrant Shares will when issued be validly issued and fully paid and nonassessable.

7.5           Acceptance of Agency.  The Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of Warrant Shares through the exercise of Warrants.

8.           Miscellaneous Provisions.

8.1           Successors.  All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

8.2           Notices.  Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by a Holder to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) Business Days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

WaferGen Bio-systems, Inc.
7400 Paseo Padre Parkway
Fremont, California 94555
Attn: Chief Executive Officer

with a copy in each case to:

K&L Gates LLP
214 North Tryon Street, Suite 4700
Charlotte, NC 28202
Attn: Mark R. Busch

Any notice, statement or demand authorized by this Warrant Agreement to be given or made by a Holder or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) Business Days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn:           Compliance Department

with a copy in each case to:

[NAME]
[ADDRESS]
[ADDRESS]
Attn:           [NAME]

8.3           Applicable Law.  The validity, interpretation and performance of this Warrant Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.  Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.2 hereof.  Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

8.4           Persons Having Rights under this Warrant Agreement.  Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holders of the Warrants and, for purposes of Sections 3.3, 8.3 and 8.8, the Underwriter, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. The Underwriters shall be deemed to be an express third-party beneficiary of this Warrant Agreement with respect to Sections 3.3, 8.3 and 8.8 hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto (and the Underwriters with respect to the Sections 3.3, 3.4, 8.3 and 8.8 hereof) and their successors and assigns and of the Holders.

8.5           Examination of the Warrant Agreement.  A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of

Manhattan, City and State of New York, for inspection by any Holder.  The Warrant Agent may require any such Holder to submit his, her or its Warrant for inspection by it.

8.6           Counterparts.  This Warrant Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.7           Effect of Headings.  The section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

8.8           Amendments.  This Warrant Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Holders.  All other modifications or amendments, including any amendment to increase the Exercise Price or shorten the Exercise Period, shall require the written consent of the Holders of a majority of the then outstanding Warrants.

8.9           Severability.  This Warrant Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature page follows]

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

WAFERGEN BIO-SYSTEMS, INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

[SIGNATURE PAGE TO WARRANT AGREEMENT]

Exhibit A - Form of Warrant Certificate

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT

AGENT AS PROVIDED HEREIN.

Warrant Certificate Evidencing Warrants to Purchase

Common Stock, par value of $0.001 per share, as described herein.

WAFERGEN BIO-SYSTEMS, INC.

No. ___________	CUSIP [_________]
VOID AFTER 5:00 P.M., NEW YORK CITY TIME,

ON _______ __, 2020

This certifies that ________________________ or registered assigns is the registered holder (the “Holder”) of _____________________ warrants to purchase certain securities (each a “Warrant”). Each Warrant entitles the Holder, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from WaferGen Bio-systems, Inc., a Nevada corporation (the “Company”), one share (collectively, the “Warrant Shares”) of Common Stock, par value $0.001 per share, of the Company (“Common Stock”), at the Exercise Price set forth below. The price per share at which each Warrant Share may be purchased at the time each Warrant is exercised (the “Exercise Price”) is $[___] initially, subject to adjustments as set forth in the Warrant Agreement (as defined below).

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of _______, 2015 (the “Warrant Agreement”), between the Company and the Warrant Agent, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the below-mentioned office of the Warrant Agent and at the office of the Company at 7400 Paseo Padre Parkway, Fremont, California 94555. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Warrant Agreement.

Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole but not in part at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the “Exercise Period”) commencing on the Issuance Date and terminating at 5:00 p.m., New York City time, on _______, 2020 (the “Expiration Date”). Each Warrant remaining unexercised after 5:00 p.m., New York City time, on the Expiration Date shall become void, and all rights of the Holder of this Warrant Certificate evidencing such Warrant shall cease.

The Holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 p.m., New York City time, on any

Business Day during the Exercise Period (the “Exercise Date”) to Continental Stock Transfer & Trust Co. (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement described below) at its corporate trust department at 17 Battery Place, 8th Floor, New York, New York 10004, a duly executed facsimile copy of an election to purchase (“Election to Purchase”), properly executed by the Holder hereof on the reverse of this Warrant Certificate or properly executed by the institution in whose account the Warrant is recorded on the records of the Depository (the “Participant”), and substantially in the form included on the reverse of this Warrant Certificate.  Unless cashless exercise is permitted under the Warrant Agreement and exercised by the Holder, within three (3) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Election to Purchase by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 3.3.7 below is specified in the applicable Election to Purchase. No ink-original Election to Purchase shall be required.  Unless Warrant Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the Holder, no medallion guarantee (or other type of guarantee or notarization) of any Election to Purchase form shall be required.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant Certificate to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant Certificate to the Company for cancellation within three (3) Trading Days of the date that the final Election to Purchase is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Election to Purchase within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant Certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

The term “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.  The term “Trading Day” means a day on which the principal Trading Market is open for trading.  The term “Trading Market” means any of the following U.S. markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE, NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market (or any successors to any of the foregoing).

Warrants may be exercised only in whole numbers of Warrants. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up or down, as applicable, to the nearest whole number. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of the Warrant Agreement, and delivered to the Holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such Holder.

Exercise of the Warrants is subject to the terms, conditions and limitations set forth in the Warrant Agreement, which such terms, conditions and limitations include, without limitation, the prohibitions on exercise set forth in Section 3.3.11 of the Warrant Agreement if the exercise would result in the Holder, together with certain of its Affiliates, beneficially owning in excess of the Beneficial Ownership Limitation.

The Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 4 of the Warrant Agreement.

Neither this Warrant Certificate nor the Warrants evidenced hereby entitles the Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the Holder of this Warrant Certificate or the Warrants evidenced thereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

IN WITNESS WHEREOF, the Company and Warrant Agent have caused this instrument to be duly executed as of __________ __, 2015.

"Company"

WAFERGEN BIO-SYSTEMS, INC.

By:
Name:
Title:

"Warrant Agent"

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

[REVERSE]

Instructions for Exercise of Warrant

To exercise the Warrants evidenced hereby, the Holder must, by 5:00 p.m., New York City time, on the specified Exercise Date, deliver to the Warrant Agent at its stock transfer division, a certified or official bank check or a bank wire transfer in immediately available funds, in each case payable to the Company, in an amount equal to the Exercise Price in full for the Warrants exercised. In addition, the Holder must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below and the Book-Entry Warrants to the Warrant Agent in its account with the Depository designated for such purpose. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 p.m., New York City time, on the specified Exercise Date.

ELECTION TO PURCHASE

TO BE EXECUTED IF WARRANT HOLDER DESIRES

TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on __________, ____ (the “Exercise Date”), __________ Warrants, evidenced by this Warrant Certificate, to purchase, __________ shares (the “Warrant Shares”) of Common Stock, par value of $0.001 per share (the “Common Stock”) of WaferGen Bio-systems, Inc., a Nevada corporation (the “Company”), and represents that on or before the Exercise Date:

☐ such Holder has tendered payment for such Warrant Shares by certified or official bank check payable to the order of the Company c/o Continental Stock Transfer & Trust Co., 17 Battery Place, 8th Floor, New York, New York 10004, or by bank wire transfer in immediately available funds payable to the Company at Account No. [ ], in each case in the amount of $_______ in accordance with the terms hereof, or

☐ [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3.3.9 of the Warrant Agreement, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3.3.9.

The undersigned requests that said number of Warrant Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the Holder of the Warrant Certificate unless otherwise specified in the instructions below.

Dated: ________ __, ____

Name: _________________________________________

           (please print)

/  /  /  / - /  /  / - /  /  /  /  /

(Insert Social Security or Other Identifying Number of Holder)

Address	___________________________________________________
___________________________________________________

Signature	__________________________
This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

By hand at:	Continental Stock Transfer & Trust Co.
17 Battery Place, 8th Floor
New York, New York 10004

By mail at:	Continental Stock Transfer & Trust Co.
17 Battery Place, 8th Floor
New York, New York 10004

The method of delivery of this Warrant Certificate is at the option and risk of the exercising Holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Instructions as to form and delivery of Warrant Shares and/or Warrant Certificates

Name in which Warrant Shares are to be registered if other than in the name of the Holder of this Warrant Certificate:

_________________________________________
(Name)

Address to which Warrant Shares are to be mailed if other than to the address of the Holder of this Warrant Certificate as shown on the books of the Warrant Agent:

_________________________________________
(Street Address)

_________________________________________
(City and State)(Zip Code)

Name in which Warrant Certificate evidencing unexercised Warrants, if any, is to be registered if other than in the name of the Holder of this Warrant Certificate:

_________________________________________
(Name)

Address to which certificate representing unexercised Warrants, if any, is to be mailed if other than to the address of the Holder of this Warrant Certificate as shown on the books of the Warrant Agent:

_________________________________________
(Street Address)

_________________________________________
(City and State)(Zip Code)

Dated: _________________________________________

Signature: _________________________________________

Signature must conform in all respects to the name of the Holder as specified on the face of this Warrant Certificate.  If Warrant Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the Holder hereof or are to be delivered to an address other than the address of such Holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm

Address

Tel:

Authorized Signature

Name

Title

Dated:	________________, 20___

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER

DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED, ____________ HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO:

______________________________________________
(Name of Assignee)

______________________________________________
(Street Address)

______________________________________________
(City and State)(Zip Code)

______________________________________________

(Social Security or Other Identifying Number of Assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ___________________ Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated: _________________________________________

Signature: _______________________________________

Signature must conform in all respects to the name of the Holder as specified on the face of this Warrant Certificate.  If Warrant Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the Holder hereof or are to be delivered to an address other than the address of such Holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by a an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm

Address

Tel:

Authorized Signature

Name

Title

Dated:	________________, 20___